UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2010

Commission File Number: 000-53462

BUCKINGHAM EXPLORATION INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Suite 418-831 Royal Gorge Blvd.
Cañon City, CO 81212, USA
 (Address of principal executive offices)

(604) 737 0203
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities

On December 20, 2010, we completed the sale of 15,000,000 units at a price of $0.01 per unit, with each unit comprised of one share of common stock and one-half of one common stock purchase warrant, with each full warrant exercisable at a price of $0.10 per share for 12 months, for gross proceeds of $150,000, to an investor resident in Australia that acquired the securities for investment purposes.

The sale of our securities was made pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by Rule 903 of Regulation S in an offshore transaction to a non-U.S. person, no directed selling efforts were made and offering restrictions were implemented, within the meaning of Rule 902 of Regulation S.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensators Arrangements of Certain Officers

Pursuant to terms of the offering described in Item 3.02 above, we appointed Simon Eley as a director of our company. Mr. Eley is a director of the investor in the private placement and was appointed as a director of our company as a result of the investment. Mr. Eley is expected to assist us in obtaining further financing in the amount of $350.000, and to introduce new business opportunities for our company, however, no such opportunities have been determined at this time. There can be no assurance that any further funds will be obtained or that we will enter into any further transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2010		BUCKINGHAM EXPLORATION INC.

	By:	/s/ Robin Relph
C. Robin Relph,
President and Chief Executive Officer